UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016

CU BANCORP

(Exact name of registrant as specified in its charter)

California	001-35683	90-0779788
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

818 W. 7th Street, Suite 220 – Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 430-7000

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of CU Bancorp was held on September 15, 2016. As of July 18, 2016, the record date for the Annual Meeting, there were 17,646,181 shares of CU Bancorp common stock outstanding. At the Annual Meeting, 15,324,456 shares of CU Bancorp common stock, or approximately 86.84% of the eligible voting shares, were represented either in person or by proxy. At the Annual Meeting, the shareholders of CU Bancorp voted on the proposals described below, all of which were approved:

1.	Election of Directors. To elect the twelve (12) nominees named below to the CU Bancorp board of directors to serve until the 2017 annual meeting of shareholders and until their successors are elected and have qualified. The nominees were elected to serve as directors and received the number of votes set forth opposite their respective names:

Name	Shares Voted For	Withheld	Broker Non-Votes
Roberto E. Barragan	11,201,103	116,542	4,006,811
Charles R. Beauregard	11,257,553	60,092	4,006,811
Kenneth J. Cosgrove	11,258,410	59,235	4,006,811
David C. Holman	11,197,929	119,716	4,006,811
K. Brian Horton	11,259,426	58,219	4,006,811
Eric S. Kentor	11,199,582	118,063	4,006,811
Jeffrey J. Leitzinger	11,260,158	57,487	4,006,811
David I. Rainer	11,257,702	59,943	4,006,811
Roy A. Salter	11,199,182	118,463	4,006,811
Daniel F. Selleck	11,201,403	116,242	4,006,811
Charles H. Sweetman	11,201,403	116,242	4,006,811
Kaveh Varjavand	11,260,158	57,487	4,006,811

2.	Ratification of Accountants. To ratify the selection of RSM US LLP to serve as the independent registered public accounting firm for CU Bancorp for 2016.

This proposal was approved by the votes indicated below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
15,198,623	69,355	56,478	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 20, 2016	CU BANCORP

/s/ Anita Wolman
Anita Wolman Executive Vice President, General Counsel & Corporate Secretary